Exhibit 99.1

CSP Inc. Announces 2-for-1 Stock Split in the form of a 100% Stock Dividend

LOWELL, Mass., February 21, 2024 – CSP Inc. (NASDAQ: CSPI), an award-winning provider of security and packet capture products, managed IT and professional services and technology solutions, today announced that the Board of Directors has approved and declared a two-for-one stock split in the form of a 100% stock dividend on the Company's outstanding common stock. Each stockholder of record as of the close of business on March 6, 2024 will receive one additional share of common stock for every share of common stock held.

The distribution date for the stock split, or the date on which new shares will be distributed from the Company’s transfer agent, Equiniti Trust Company, LLC, will be March 20, 2024. CSPi’s Common Stock is expected to trade on a post-split basis at the market open on March 21, 2024. Upon completion of the stock split, the Company expects to have approximately 9,753,900 shares outstanding.

In explaining the stock split Victor Dellovo, Chief Executive Officer, commented. “We believe the increased liquidity of CSPi shares resulting from this action will provide greater opportunities for institutional participation and enhance shareholder value at a time we are broadening our business prospects. The launch of our ARIA Zero Trust PROTECT offering is generating substantial interest, and the stock split reflects our confidence in the prospects for AZT and the rest of our business.”

The Company also pays a quarterly cash dividend, which was recently increased by the Board of Directors, to $0.05 per share on a pre-split basis. The next quarterly dividend is payable on March 08, 2024, to shareholders of record on the close of business on February 26, 2024. The Company’s quarterly cash dividend in the future will be set on a split adjusted basis.

About CSPi

CSPi (NASDAQ: CSPI) operates two divisions, each with unique expertise in designing and implementing technology solutions to help their customers use technology to success. The High Performance Product division, including ARIA Cybersecurity Solutions, originated from supporting initiatives for the Department of Defense and Western intelligence agencies related to network monitoring, data protection, and intelligence initiatives. This focused mindset now results in secure data protection, enterprise wide. Our ARIA Software Defined Security solutions set provides enhanced network security, as well as accelerating incident response capabilities, while our Myricom nVoy Series appliances provide automated breach identification and notification, enabled by the 10G dropless packet capture inherent in our Myricom intelligent adapters. CSPi’s Technology Solutions division helps clients achieve their business goals and accelerate time to market through innovative IT solutions and professional services by partnering with best-in-class technology providers. For organizations that want the benefits of an IT department without the cost, we offer a robust catalog of Managed IT Services providing 24×365 proactive support. Our team of engineers have expertise across major industries supporting five key technology areas: Advanced Security; Communication and Collaboration; Data Center; Networking; and Wireless & Mobility.

Exhibit 99.1

Safe Harbor

The Company wishes to take advantage of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to statements that may be deemed to be forward-looking under the Act. Forward-looking statements include statements in which we use words such as “expect”, “believe”, “anticipate”, “intend”, “project”, “estimate”, “should”, “could”, “may”, “plan”, “potential”, “predict”, “project”, “will”, “would” and similar expressions, including, but are not limited to, our confidence in the prospects of AZT and the rest of our business, and greater institutional participation and enhance shareholder value. The Company cautions that numerous factors could cause actual results to differ materially from forward-looking statements made by the Company. Such risks include general economic conditions, market factors, competitive factors and pricing pressures, and others described in the Company's filings with the Securities and Exchange Commission (“SEC”). Please refer to the section on forward looking statements included in the Company's filings with the SEC.